Exhibit 3.1
Amended & Restated Bylaws
Of QuidelOrtho Corporation
* * * * *
ARTICLE I

CORPORATE OFFICES
SECTION 1.1    REGISTERED OFFICE
The registered office of QuidelOrtho Corporation (the “Corporation”) shall be fixed in the certificate of incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).
SECTION 1.2    OTHER OFFICES
The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
SECTION 2.1    PLACE OF MEETINGS
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors of the Corporation (the “Board of Directors”). In the absence of any such designation, stockholders’ meetings shall be held at the principal executive offices of the Corporation. The Board of Directors may determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).
SECTION 2.2    ANNUAL MEETINGS
The annual meeting of stockholders of the Corporation shall be held each year on a date and at a time designated by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.
SECTION 2.3    SPECIAL MEETINGS
(a)    General. A special meeting of the stockholders may be called at any time by (i) the secretary of the Corporation (the “Secretary”), following the Secretary’s receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record as of the record date fixed in accordance with Section 2.3(e) of these amended and restated bylaws (as amended from time to time in accordance with the provisions hereof, these “Bylaws”) who hold, in the aggregate, not less than fifty percent (50%) of the voting power of the Corporation’s issued and outstanding capital stock (the “Requisite Percentage”), (ii) the Board of Directors, (iii) the Chairman of the Board (if any) or (iv) the chief executive officer of the Corporation (the “Chief Executive Officer”). Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Section 2.6 of these Bylaws. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. The business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice of such meeting.
(b)    Request to Fix Demand Record Date. The Secretary shall not be required to call a special meeting of stockholders pursuant to Section 2.3(a) of these Bylaws unless a stockholder of record shall have first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary call such special meeting, which request shall be in proper written form and delivered personally or sent by registered mail to, and received by, the Secretary at the principal executive offices of the Corporation.
(c)    Form of Request. To be in proper written form, a stockholder’s request for the Board of Directors to fix a Demand Record Date must set forth:
(i)    as to each matter such stockholder or any beneficial owner on whose behalf such business is proposed (each, a “Requesting Party”) proposes to bring before the special meeting, a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting;
(ii)    the name and address of each Requesting Party;
(iii)    (A) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially (as defined below) or of record by each Requesting Party and any Stockholder Associated Person (as defined below) as of the date of the request and (B) any derivative positions held or beneficially held by each Requesting Party and any Stockholder Associated Person and whether and the extent to which any hedging, pledging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short positions, profit interests, options, warrants, forward contracts, swaps, contracts of sale, voting rights, dividend rights or any borrowing or lending of shares) has been made (including information identifying all parties thereto), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value or outstanding shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes in the price of any class or series of capital stock of the Corporation for, or to increase or decrease the voting power of, any such Requesting Party or any Stockholder Associated Person with respect to shares of the Corporation as of the date of the request (which information described in this clause (iii) shall be supplemented by such Requesting Party to the Corporation in writing not later than ten (10) days after the record date for the meeting to disclose such ownership and other information and provide verification of such ownership as of such record date);
(iv)    a description of agreements, all arrangements or understandings between each Requesting Party or any Stockholder Associated Person and any other person or persons (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting and any material interest of each Requesting Party and any Stockholder Associated Person in such business;
(v)    a representation that such Requesting Party intends to appear in person or by proxy at the special meeting to bring such business before the meeting;
(vi)    a Business Solicitation Representation (as defined below) from each Requesting Party; and
(vii)    any other information relating to each Requesting Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) or the rules and regulations promulgated thereunder (the “Proxy Rules”).
(d)    Definitions. For purposes of these Bylaws;
(i)    “Business Solicitation Representation” shall mean, with respect to any person, a representation as to whether or not such person or any Stockholder Associated Person with respect to such person intends or is part of a group that intends to engage in a solicitation with respect to such business, and if so (x) whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, (y) the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (z) whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either 14a-16(a) or Rule 14a-16(n) of the Exchange Act, a proxy statement and form of proxy to the holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s outstanding voting shares required under applicable law to adopt the business proposed by such person or otherwise to solicit proxies from stockholders in support of such proposed business;
(ii)    “Stockholder Associated Person” shall mean, with respect to any person that is a Requesting Party, Proposing Party, Nominating Party or Soliciting Party, in each case, (A) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such person (including, if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity) or (B) any member of such person’s immediate family sharing the same household; and
(iii)    shares of capital stock shall be treated as “beneficially” owned or held by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares; the term “beneficial owner” shall mean any person who beneficially owns any shares of capital stock.
(e)    Fixing of Demand Record Date. Within ten (10) days after receipt by the Secretary of a request to fix a Demand Record Date in proper written form and otherwise in compliance with this

Section 2.3 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10)-day period after the date on which such a request to fix a Demand Record Date was received by the Secretary, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request was received (or, if such twentieth (20th) day is not a business day, the next business day). Notwithstanding anything in this Section 2.3 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date would not be accepted by the Secretary pursuant to clauses (ii), (iii) or (iv) of Section 2.3(g) of these Bylaws.
(f)    Demand to Call Special Meeting. In no event shall a special meeting of the stockholders be called pursuant to Section 2.3(a) of these Bylaws unless stockholders of record as of the Demand Record Date who hold the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper written form to the Secretary at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary call a special meeting of the stockholders pursuant to Section 2.3(a) of these Bylaws. To be timely, a stockholder’s demand to call a special meeting must be delivered personally or sent by registered mail to, and received by, the Secretary at the principal executive offices of the Corporation not later than the thirtieth (30th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall be in writing and set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting, the information required to be provided by a Requesting Party pursuant to Section 2.3(c) of these Bylaws, (iv) documentary evidence that the stockholder or stockholders submitting the demand own(s) the Requisite Percentage as of the Demand Record Date and, if any requesting stockholder is not the beneficial owner of shares constituting all or part of the Requisite Percentage, documentary evidence that the beneficial owners on whose behalf the demand is made own such shares beneficially as of the Demand Record Date, and (v) any other information required by Sections 2.5 or 2.6 below, respectively. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting at the principal executive offices of the Corporation. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(g)    Defective Demand. The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.3, (ii) that includes or relates to any item of business to be transacted at such meeting that (A) is not a proper subject for stockholder action under applicable law, (B) did not appear on the written request that resulted in the determination of the Demand Record Date, or (C) is identical or substantially similar (other than the election of directors) to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (iii) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (iv) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.
(h)    Calling of Special Meeting. Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. Subject to Section 2.3(f) of these Bylaws, after receipt of demands in proper written form and in accordance with this Section 2.3 from a stockholder or stockholders of record holding the Requisite Percentage, the Board of Directors shall duly call, and determine the date, time and place of, a special meeting of stockholders for the purpose or purposes, and to conduct the business, specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.14 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 2.4 of these Bylaws.
(i)    Exchange Act. Notwithstanding the provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.
SECTION 2.4    NOTICE OF STOCKHOLDERS’ MEETINGS
(a)    Timing and Content. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given which shall state the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary, to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.
(b)    Notice in Writing. Unless otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.
(c)    Notice by Other Methods. So long as the Corporation is subject to the Proxy Rules, notice shall be given in the manner required by such rules. To the extent permitted by the Proxy Rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other means of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL, and such notice shall be deemed given as provided therein.
SECTION 2.5    NATURE OF BUSINESS AT ANNUAL MEETINGS OF STOCKHOLDERS
(a)    General. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s proxy materials with respect to such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the procedures set forth in this Section 2.5. In addition to the other requirements set forth in this Section 2.5, a stockholder may not transact any business at an annual meeting unless (1) such stockholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Business Solicitation Representation delivered as set forth in Section 2.5(d) and (2) such business is a proper matter for stockholder action under the DGCL. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders. Stockholders who nominate persons for election to the Board of Directors at an annual meeting must also comply with the requirements set forth in Section 2.6 of these Bylaws.
(b)    Timing of Notice. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the day on which public disclosure of the date of the meeting is first made by the Corporation. For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(c)    No Effect of Adjournment and Postponement. In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(d)    Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth:
(i)    as to each matter each Proposing Party proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Proposing Party; and
(ii)    as to each Proposing Party and each Stockholder Associated Person with respect to a Proposing Party, where applicable:
(A) the name and address of each Proposing Party (as they appear on the Corporation’s books, if applicable);
(B)(1) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Proposing Party and any Stockholder Associated Person as of the date of the notice and (2) any derivative positions held or beneficially held by each Proposing Party and any Stockholder Associated Person and whether and the extent to which any hedging, pledging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short positions, profit interests, options, warrants, forward contracts, swaps, contracts of sale, voting rights, dividend rights or any borrowing or lending of shares) has been made (including information identifying all parties thereto), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes in the price of any class or series of capital stock of the Corporation for, or to increase or decrease the voting power of, any such Proposing Party or any Stockholder Associated Person with respect to shares of the Corporation as of the date of the notice (which information described in this clause (ii)(B) shall be supplemented by such Proposing Party to the Corporation in writing not later than ten (10) days after the record date for the meeting to disclose such ownership and other information as of such record date);
(C) a description of (1) all plans or proposals which such Proposing Party or any Stockholder Associated Person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D, and (2) all agreements, arrangements or understandings between or among such Proposing Party or any Stockholder Associated Person and each proposed nominee (as applicable) or any other person or persons (including their names) in connection with the proposal of such business or nomination (as applicable) by such Proposing Party and any material interest of each Proposing Party or any Stockholder Associated Person in such business, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (in the case of either clause (1) or (2), regardless of whether the requirement to file a Schedule 13D is applicable, and the information described in this clause (ii)(C) shall be supplemented by such Proposing Party to the Corporation in writing not later than ten (10) days after the record date for the meeting to disclose such plans or proposals with respect to securities of the Corporation or any such agreement, arrangement or understanding in effect as of such record date);

(D)(1) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Party and any Stockholder Associated Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation and (2) any performance-related fees (other than an asset-based fee) that such Proposing Party or Stockholder Associated Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in any agreement, arrangement or understanding under clause (ii)(B)(2) of this Section 2.5(d) (which information described in this clause (ii)(D) shall be supplemented by such Proposing Party to the Corporation in writing not later than ten (10) days after the record date for the meeting to disclose such proxy, agreement, arrangement, understanding or relationship or such performance-related fees as of such record date);
(E) a representation that such Proposing Party intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;
(F) a Business Solicitation Representation from each Proposing Party; and
(G) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to the Proxy Rules.
Notwithstanding anything in this Section 2.5(d) to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, the information required under clauses (ii)(B)-(D) of this Section 2.5(d) shall be supplemented by the Proposing Party to the Corporation in writing not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the first business day immediately preceding the meeting date (whichever is earlier), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.
(e)    Improper Business. No business shall be conducted at the annual meeting of stockholders of the Corporation except business brought before the annual meeting in accordance with the procedures set forth in these Bylaws, including this Section 2.5. If the Chairman of the Board, the Board of Directors or the chairperson of an annual meeting determines that business was not properly proposed in accordance with such procedures (including whether a stockholder or any beneficial owner on whose behalf such business is proposed solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in compliance with the representation made in the Business Solicitation Representation delivered as set forth in Section 2.5(d) or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act, if applicable), such business shall not be transacted, notwithstanding that votes and proxies in respect of any such business have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to propose business, such proposed business shall not be transacted, notwithstanding that votes and proxies in respect of such business may have been received by the Corporation. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such writing or a reliable reproduction thereof must be delivered to the

Corporation prior to the making of such proposal at the meeting of stockholders (and in any event not later than five (5) business days before the meeting).
(f)    Exchange Act. Notwithstanding the provisions of this Section 2.5, a stockholder, any beneficial owner on whose behalf a business proposal is made and any Stockholder Associated Person shall also comply with all applicable requirements of the Exchange Act with respect to the proposal of business to be transacted at the annual meeting of stockholders. Nothing in this Section 2.5 shall be deemed to affect any right of (i) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
SECTION 2.6    NOMINATION OF DIRECTORS
(a)    General. Only persons who are nominated in accordance with the procedures set forth in this Section 2.6 shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation, including, without limitation, the terms of any certificate of designation with respect to any series of preferred stock with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances; provided, that, the advance notice requirements for nominations for the election of directors in these Bylaws shall not apply to the nominations of directors by Carlyle Partners VI Cayman Holdings (the “Specified Stockholder”) pursuant to and in accordance with the terms and conditions of the Principal Stockholders Agreement, dated as of December 22, 2021, by and among the Corporation, Quidel Corporation, Ortho Clinical Diagnostics Holdings Limited (fka Ortho Clinical Diagnostics Holdings plc) and the Specified Stockholder. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.6 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (B) who is entitled to vote at such meeting and (C) who complies with the procedures set forth in this Section 2.6 and Section 2.3, as applicable. The number of nominees a stockholder may nominate for election at an annual or special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual or special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such meeting. In addition to the other requirements set forth in this Section 2.6, a stockholder may not present a nominee for election at an annual or special meeting unless such stockholder, and any beneficial owner on whose behalf such nomination is made, acted in a manner consistent with the representation made in the Nominee Solicitation Representation (as defined below) delivered as set forth in Section 2.6(d).
(b)    Nominee Information.
(i)    To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information:
(A)    a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person (1) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation, or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (3) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (4) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and
(B)    all questionnaires prepared by the Corporation, fully completed and signed (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”). The Questionnaires shall be promptly provided by the Corporation following a request therefor.
(ii)    such other information as the Corporation may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.
(iii)     In the case of a nominee proposed by a stockholder who has submitted a notice pursuant to Section 2.3 or this Section 2.6, all written and signed representations and agreements and all fully completed and signed Questionnaires described in Section (b)(i) shall be provided to the Corporation at the same time as such notice, and the additional information described in Section (b)(ii) shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five (5) business days after a request therefor.
(iv)     Notwithstanding the foregoing clause, if any information or communication submitted pursuant to this Section 2.6(b) is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)), such information shall be deemed not to have been provided in accordance with this Section 2.6(b). Any stockholder providing information pursuant to this Section 2.6(b) shall promptly notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any previously provided information within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary, such stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (A) written verification, reasonably satisfactory to the Corporation, to demonstrate the accuracy of any information submitted and (B) a written affirmation of the continued accuracy of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.6(b).

All information provided pursuant to this Section 2.6 shall be deemed part of a stockholder’s demand under Section 2.3(f) or a stockholder’s notice submitted pursuant to this Section 2.6, as applicable.
(c)    Timing of Notice. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (A) ninety (90) days prior to such annual meeting and (B) ten (10) days after the day on which public disclosure of the date of the meeting is first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, no more than one hundred twenty (120) days before such special meeting nor less than the later of (A) ninety (90) days prior to such special meeting and (B) ten (10) days after the day on which public disclosure of the date of the special meeting is first made by the Corporation. In no event shall an adjournment of an annual or special meeting, or a postponement of such a meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 2.6 and there is no public disclosure by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.6 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.
(d)    Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth:
(i)    as to each person whom the stockholder proposes to nominate for election as a director:
(A) the name, age, business address and residence address of such person;
(B) the principal occupation or employment of such person;
(C) the class or series and number of shares of capital stock (if any) of the Corporation that are owned, directly or indirectly, beneficially or of record by such person;
(D) a written statement, not to exceed 500 words, in support of such person,
(E) the information required to be submitted by nominees pursuant to Section 2.6(b) above within the time frame specified therein; and
(F) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to the Proxy Rules; and
(ii)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made (each, a “Nominating Party”) and each Stockholder Associated Person with respect to a Nominating Party, where applicable:
(A) the information (including any supplements thereto) required by clauses (ii)(A)-(D) of Section 2.5(d) of these Bylaws (as to each Nominating Party and any Stockholder Associated Person with respect thereto, as if such Nominating Party was a Proposing Party);
(B) a representation that such Nominating Party intends to appear in person or by proxy at the meeting to nominate the persons named in its notice;
(C) a representation (a “Nominee Solicitation Representation”) (1) as to whether or not such Nominating Party or any Stockholder Associated Person intends or is part of a group that intends to engage in solicitation with respect to such nomination and, if so, (x) whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, (y) the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (z) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors and (2) that immediately after soliciting the percentage of stockholders referred to in the representation required under the foregoing clause (C)(1), such Nominating Party will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors ; and
(D) any other information relating to each Nominating Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules.
Notwithstanding anything in this Section 2.6(d) to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, the information required under clause (ii)(A) of this Section 2.6(d) (other than the name and address of each Nominating Party) shall be supplemented by the Nominating Party to the Corporation in writing not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the first business day immediately preceding the meeting date (whichever is earlier), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.
(e)    Defective Nominations. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws, including this

Section 2.6. If the Chairman of the Board, the Board of Directors or the chairperson of the meeting determines that a nomination was not made in accordance with such procedures (including whether a stockholder or any beneficial owner on whose behalf such nomination is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in compliance with the representation made in the Nominee Solicitation Representation delivered as set forth in Section 2.6(d) or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act), such defective nomination shall be disregarded, notwithstanding that votes and proxies in respect of any such nomination have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such stockholder’s nomination, such nomination shall be disregarded, notwithstanding that votes and proxies in respect of such nomination may have been received by the Corporation. For purposes of this Section 2.6, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such writing or a reliable reproduction thereof must be delivered to the Corporation prior to the making of such nomination at the meeting of stockholders (and in any event not later than five (5) business days before the meeting).
(f)    Exchange Act. Notwithstanding the provisions of this Section 2.6, a stockholder, any beneficial owner on whose behalf a nomination is made and any Stockholder Associated Person shall also comply with all applicable requirements of the Exchange Act with respect to the nomination of directors. Nothing in this Section 2.6 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors as provided in the Certificate of Incorporation.
(g)    Proxy Card. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which white proxy card shall be reserved for the exclusive use by the Board of Directors.
SECTION 2.7    QUORUM
The holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. Where a separate vote by a class or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. If a quorum is not present or represented at any meeting of the stockholders, then either the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 2.8 of these Bylaws, until a quorum is present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
SECTION 2.8    ADJOURNED MEETING; NOTICE
Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereon, present in person or represented by proxy, though less than a quorum, or by any officer entitled to act as chairman or secretary of such meeting. When a meeting is adjourned to another time or place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders may be deemed to be present in person or represented by proxy and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 2.4 of these Bylaws; provided, however, if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
SECTION 2.9    CONDUCT OF BUSINESS
The Board of Directors may designate any officer or director of the Corporation to act as chairman of any meeting of stockholders. In the absence of any such designation, the Chief Executive Officer shall act as chairman of meetings of stockholders. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. Except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary shall act as secretary of the meeting but, in the Secretary’s absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
SECTION 2.10    VOTING
(a)    Generally. Except as provided in the Certificate of Incorporation, every stockholder having the right to vote shall have one vote for each share of stock having voting power registered in such stockholder’s name on the books of the Corporation. Such votes may be cast in person or by proxy as provided in Section 2.16 of these Bylaws. The Board of Directors, in its discretion, or the chairman of the meeting, in the chairman’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(b)    Matters Other Than Election of Directors. Any matter brought before any meeting of stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.
(c)    Election of Directors. Except as otherwise required by law or the Certificate of Incorporation, directors shall be elected by a plurality of the voting power of the Corporation’s capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
SECTION 2.11    VOTING OF STOCK OF CERTAIN HOLDERS
Shares of stock of the Corporation standing in the name of another corporation or entity, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws or other internal regulations of such corporation or entity may prescribe or, in the absence of such provision, as the board of directors or comparable body of such corporation or entity may determine. Shares of stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting. A stockholder whose shares of stock of the Corporation are pledged shall be entitled to vote such shares, unless on the transfer records of the Corporation such stockholder has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or the pledgee’s proxy, may vote such shares.
SECTION 2.12    TREASURY STOCK
Shares of stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders of the Corporation and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 2.12 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.
SECTION 2.13    WAIVER OF NOTICE
Whenever notice is required to be given to a stockholder under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by such stockholder entitled to notice, or a waiver by electronic transmission by such stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Any stockholder may waive notice of any meeting before or after the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by law.
SECTION 2.14    RECORD DATE FOR STOCKHOLDER NOTICE, VOTING AND GIVING CONSENTS
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board of Directors so fixes a date for any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors in accordance with these Bylaws:
(a)    the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and
(b)    the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may at or after adjournment fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.14. Notwithstanding anything to the contrary contained in this Section 2.14, the procedures for fixing a Demand Record Date shall be as set forth in Section 2.3 of these Bylaws, and the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be determined in accordance with Section 2.15 of these Bylaws.
SECTION 2.15    ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING
(a) General. Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by stockholders of record on the record date fixed pursuant to Section 2.15(b) below (the “Written Consent Record Date”) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered personally or sent by registered mail to, and received by, the Secretary at the principal executive offices of the Corporation. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 2.15, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 2.15. Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.
(b) Request to Fix Written Consent Record Date. Any stockholder of record seeking to have the stockholders of the Corporation authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to authorize or take such action, which request shall be in proper form and delivered personally or sent by registered mail, and received by, the Secretary at the principal executive offices of the Corporation. Within ten (10) days after receipt by the Secretary of a request in proper form and otherwise in compliance with this Section 2.15(b) from any such stockholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to express consent to corporate action in writing without a meeting, which date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10)-day period after the date on which such a request is received by the Secretary, the record date for determining stockholders entitled to express consent to such action, (i) when no prior action of the Board of Directors is required by applicable law, shall be as of the close of business on the first day on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.15 and (ii) when prior action of the Board of Directors is required by applicable law, shall be as of the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c) Form of Request. To be in proper written form, a stockholder’s request for the Board of Directors to fix a Written Consent Record Date must set forth:
(i) as to each action such stockholder and any beneficial owner on whose behalf such action is proposed to be taken by written consent (each, a “Soliciting Party”), a brief description of the action desired to be taken by written consent (including the text of any proposal, the text of any resolutions to be effected by consent and the language of any proposed amendment to these Bylaws) and the reasons for taking such action;
(ii) the name and address of each Soliciting Party;
(iii)(A) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Soliciting Party and any Stockholder Associated Person as of the date of the request and (B) any derivative positions held or beneficially held by each Soliciting Party and any Stockholder Associated Person and whether and the extent to which any hedging, pledging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short positions, profit interests, options, warrants, forward contracts, swaps, contracts of sale, voting rights, dividend rights or any borrowing or lending of shares) has been made (including information identifying all parties thereto), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes in the price of any class or series of capital stock of the Corporation for, or to increase or decrease the voting power of, any such Soliciting Party or any Stockholder Associated Person with respect to shares of the Corporation as of the date of the request (which information described in this clause (iii) shall be supplemented by such Soliciting Party to the Corporation in writing not later than ten (10) days after the Written Consent Record Date to disclose such ownership and other information as of the Written Consent Record Date);
(iv) a description of all agreements, arrangements or understandings between each Soliciting Party or any Stockholder Associated Person and any other person or persons (including their names) in connection with the action proposed to be taken by written consent and any material interest of each Soliciting Party and any Stockholder Associated Person in such action as of the date of the request

(which information described in this clause (iv) shall be supplemented by such Soliciting Party to the Corporation in writing not later than ten (10) days after the Written Consent Record Date to disclose such agreements, arrangements or understandings or material interest as of the Written Consent Record Date);
(v) any other information that would be required under Section 2.5(d) or Section 2.6(d) of these Bylaws if such Soliciting Party had proposed to take action at a stockholder meeting rather than by written consent;
(vi) a representation as to whether or not such Soliciting Party or any Stockholder Associated Person intends or is part of a group that intends to solicit, or participate in the solicitation of, proxies or written consents from the holders of at least the percentage of the Corporation’s outstanding voting shares required under applicable law to take action by written consent or otherwise to solicit written consents from stockholders in support of such proposal; and
(vii) any other information relating to each Soliciting Party that would be required to be disclosed in an information statement or other filings required to be made in connection with solicitations of consents pursuant to the Proxy Rules.
(d) Deficient Request; Notice to Stockholders. Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 2.15. If the Board of Directors shall determine that any request to fix a Written Consent Record Date or to take stockholder action by written consent was not properly made in accordance with this Section 2.15, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 2.15, then the Board of Directors shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date on which written consents signed by a sufficient number of stockholders to take the action were delivered to the Secretary as provided in this Section 2.15.
(e) Exchange Act. Notwithstanding the provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to stockholders seeking to take action by written consent.
SECTION 2.16    PROXIES
Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting, or such stockholder’s authorized officer, director, employee or agent, may execute a document authorizing another person or persons to act for such stockholder as proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
SECTION 2.17    LIST OF STOCKHOLDERS ENTITLED TO VOTE
The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.17 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date, either (a) during ordinary business hours at the principal executive offices of the Corporation or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
SECTION 2.18    INSPECTORS OF ELECTION
In advance of any meeting of stockholders, the Board of Directors, by resolution, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
SECTION 2.19    DELIVERY TO THE CORPORATION
Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.
ARTICLE III

DIRECTORS
SECTION 3.1    POWERS
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation required to be exercised or done by the stockholders.
SECTION 3.2    NUMBER OF DIRECTORS
The number of directors that shall constitute the entire Board of Directors shall not be less than five (5) nor more than fourteen (14). Within such limit, the number of members of the entire Board of

Directors shall be fixed, from time to time, exclusively by the Board of Directors, subject to the rights of the holders of preferred stock with respect to the election of directors, if any. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
SECTION 3.3    QUALIFICATION AND TERM OF OFFICE OF DIRECTORS
Except as provided in Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders, and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.
SECTION 3.4    RESIGNATION, REMOVAL AND VACANCIES
(a)    Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board (if any) or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.
(b)    Removal. Any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock entitled to vote on the election of directors.
(c)    Vacancies. If any vacancy occurs in the Board of Directors or if any new directorship is created by any increase in the number of directors constituting the Board of Directors, a majority of the directors then in office, although less than a quorum, or a sole remaining director may choose a successor to fill the vacancy or to fill the newly created directorship, and a director so chosen shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
SECTION 3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE
The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.
Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 3.6    REGULAR MEETINGS
Regular meetings of the Board of Directors may be held without notice at such time, on such date and at such place as shall from time to time be determined by the Board of Directors.
SECTION 3.7    SPECIAL MEETINGS; NOTICE
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board (if any), the Chief Executive Officer, the Secretary or the Board of

Directors and shall be held at such time, on such date and at such place as may be specified by the person or persons calling the meeting.
Notice of the time, date and place of special meetings shall be:
(a)    delivered personally by hand or by telephone at least twenty-four (24) hours before the time of the meeting;
(b)    sent by United States first-class mail, postage prepaid at least four (4) days before the date of the meeting;
(c)    sent by nationally recognized overnight courier at least two (2) days before the date of the meeting;
(d)    sent by facsimile at least twenty-four (24) hours before the time of the meeting; or
(e)    sent by electronic mail at least twenty-four (24) hours before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the records of the Corporation.
If the notice is sent by United States mail or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first-class postage prepaid or deposited with the overnight courier. Notice by facsimile or electronic mail shall be deemed given when the notice is transmitted. The notice need not specify the place of the meeting (if the meeting is to be held at the principal executive offices of the Corporation) nor the purpose of the meeting.
SECTION 3.8    QUORUM; ADJOURNED MEETING
At all meetings of the Board of Directors, a majority of the directors constituting the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum is present.
SECTION 3.9    CONDUCT OF BUSINESS
Meetings of the Board of Directors shall be presided over by the Chairman of the Board (if any) or, in the absence of the Chairman, by the Chief Executive Officer or, in the absence of the Chief Executive Officer, by a chairman chosen by a majority of the directors present. The chairman of any meeting of the Board of Directors shall determine the order of business and the procedures at the meeting. The Secretary shall act as secretary of the meeting but, in the Secretary’s absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.10    WAIVER OF NOTICE
Any director may waive notice of any meeting before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any notice or any waiver of notice of such meeting, unless required by law.
SECTION 3.11    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without such a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
SECTION 3.12    FEES AND COMPENSATION OF DIRECTORS
The Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each such meeting or an annual retainer or salary for service as a director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
SECTION 3.13    CERTAIN TRANSACTIONS
No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
SECTION 3.14    EMERGENCY BYLAWS
This Section 3.14 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.
SECTION 3.15    CHAIRMAN OF THE BOARD
The Corporation may have, at the discretion of the Board of Directors, a Chairman of the Board. The Chairman of the Board, if such a position be elected, shall be a director and, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these Bylaws.
ARTICLE IV

COMMITTEES
SECTION 4.1    COMMITTEES OF DIRECTORS
The Board of Directors may from time to time designate one or more committees of the Board of Directors, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolutions of the Board of Directors establishing such committee, as such resolutions may be amended from time to time, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (b) adopt an agreement of merger or consolidation under Section 251 or 252 of the DGCL, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (e) amend the Bylaws of the Corporation; and, unless the resolutions of the Board of Directors establishing the committee, as such resolutions may be amended from time to time, expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.
SECTION 4.2    COMMITTEE MINUTES
Each committee shall keep minutes of its meetings and report to the Board of Directors when required.
SECTION 4.3    MEETINGS AND ACTIONS OF COMMITTEES
A majority of any committee may determine its action and fix the date, time and place of its meetings, unless the Board of Directors shall otherwise provide. Unless the resolutions of the Board of Directors establishing the committee, as such resolutions may be amended from time to time, expressly otherwise provide, the Board of Directors shall have power at any time to fill vacancies in, to change the membership of or to dissolve any such committee. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Meetings and actions of committees shall be governed by, and held and taken in accordance with the following provisions of Article III of these Bylaws: Section 3.5 (place of meetings; meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings; notice), Section 3.8 (with respect to adjournment), Section 3.9 (conduct of business), Section 3.10 (waiver of notice), and Section 3.11 (board action by written consent without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that alternative members of a committee shall be entitled to receive notice of special meetings of such committee and shall have the right to attend all meetings of such committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
ARTICLE V

OFFICERS
SECTION 5.1    CORPORATE OFFICERS
The officers of the Corporation shall be a Chief Executive Officer (who must be a director), a Secretary and a Chief Financial Officer. The Corporation may also have at the discretion of the Board of Directors, one or more Presidents, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.14 of these Bylaws. Any number of offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chief Executive Officer, need such officers be directors of the Corporation. The officers of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 5.2    ELECTION OF OFFICERS; TERM OF OFFICE
The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.14 of these Bylaws, shall be chosen by the Board of Directors. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal.
SECTION 5.3    REMOVAL AND RESIGNATION OF OFFICERS
(a)    Removal. Any officer may be removed, either with or without cause, at any time by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
(b)    Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Secretary. Any resignation shall take effect upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any resignation or acceptance thereof is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
SECTION 5.4    VACANCIES IN OFFICES
Any vacancy occurring in any office of the Corporation may be filled by a successor elected by the Board of Directors for the remainder of the unexpired term and until a successor shall have been duly elected and qualified, or such office may be left vacant.
SECTION 5.5    CHIEF EXECUTIVE OFFICER
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board (if any), the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and all other officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders, unless otherwise designated by the Board of Directors, and, in the absence or nonexistence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a Corporation and shall have such other powers and duties as from time to time may be prescribed by the Board of Directors.
SECTION 5.6    PRESIDENT
The President, if such an officer be elected, shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

SECTION 5.7    EXECUTIVE VICE PRESIDENTS
Each executive vice president, if such an officer be elected, shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time determine.
SECTION 5.8    SENIOR VICE PRESIDENTS
Each senior vice president, if such an officer be elected, shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time determine.
SECTION 5.9    VICE PRESIDENTS
The vice presidents shall have such powers and duties as from time to time may be prescribed for them respectively by the Board of Directors or the Chief Executive Officer, or their respective superior officers.
SECTION 5.10    SECRETARY
The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have the custody of the seal of the Corporation and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary’s powers and duties prescribed by law, shall have such other powers and duties as from time to time may be prescribed by the Board of Directors.
SECTION 5.11    CHIEF FINANCIAL OFFICER
The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.
The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of the financial condition of the Corporation, and shall have such other powers and duties as from time to time may be prescribed by the Board of Directors.
SECTION 5.12    ASSISTANT SECRETARIES
The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall assist the Secretary in the discharge of the Secretary’s duties, shall have such other powers and duties as may from time to time may be prescribed by the Board of Directors and, in the absence or disability of the Secretary or the Secretary’s refusal to act, shall perform the duties of the Secretary’s office, subject to the control of the Board of Directors.

SECTION 5.13    OTHER OFFICERS
The Board of Directors may appoint, or empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
SECTION 5.14    VOTING SECURITIES OWNED BY THE CORPORATION
Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation (other than as set forth in Section 2.12) may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the Chief Financial Officer, the President or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any such entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
ARTICLE VI

INDEMNITY
SECTION 6.1    THIRD-PARTY ACTIONS
Subject to Section 6.4 of these Bylaws, the Corporation shall, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether internal or external, (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer (as defined in Section 6.8, below) of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, from and against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 6.2    ACTIONS BY OR IN THE RIGHT OF THE CORPORATION
Subject to Section 6.4 of these Bylaws, the Corporation shall, to the fullest extent permitted by the DGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 6.3    SUCCESSFUL DEFENSE
To the extent required by Section 145(c)(1) of the DGCL, a current or former director or officer (as defined therein) of the Corporation who has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 6.1 or Section 6.2 of these Bylaws, or in defense of any claim, issue or matter therein, shall be indemnified under this Section 6.3 against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Any other person who is or was an officer of the Corporation, as defined in Section 6.8, shall also be entitled to such indemnification. Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.11 (notwithstanding anything to the contrary therein).
SECTION 6.4    DETERMINATION OF CONDUCT
Any indemnification (unless ordered by a court or required by Section 6.3) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of these Bylaws. Such determination shall be made (a) by a majority vote of the Disinterested Directors (as defined below), whether or not such majority constitutes a quorum, (b) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the matter to the stockholders for their determination). Notwithstanding the foregoing, a director or officer of the Corporation shall be able to contest any determination that such person has not met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of these Bylaws by petitioning a court of appropriate jurisdiction.

SECTION 6.5    PAYMENT OF EXPENSES IN ADVANCE
To the fullest extent permitted by the DGCL, expenses incurred in defending a Proceeding by any person who may be entitled to indemnification pursuant to Section 6.1 or Section 6.2 of these Bylaws shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.
SECTION 6.6    INDEMNITY NOT EXCLUSIVE
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of, nor deemed to be a limitation of, any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
SECTION 6.7    INSURANCE
To the fullest extent permitted by the DGCL, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.
SECTION 6.8    DEFINITIONS
For purposes of this Article VI, references to:
(a) “officer,” when used with respect to the Corporation, means an officer of the Corporation appointed by the Board of Directors under Article V of these Bylaws;
(b) “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or while a director or officer of the constituent corporation, is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence has continued;
(c) “Disinterested Director” shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought under Section 6.1 or Section 6.2 of these Bylaws;
(d) “other enterprises” shall include employee benefit plans;

(e) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;
(f) “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and
(g) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.
SECTION 6.9    INDEMNITY FUND
Upon resolution passed by the Board of Directors, the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of any or all of its obligations arising under this Article VI or agreements which may be entered into between the Corporation and its officers and directors from time to time.
SECTION 6.10    INDEMNIFICATION OF OTHER PERSONS
The provisions of this Article VI shall not be deemed to limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 6.1 of these Bylaws.
SECTION 6.11    DETERMINATION; CLAIM
If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within 90 days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to bring suit against the Corporation seeking an adjudication by a court of competent jurisdiction of such claimant’s entitlement to such indemnification or advancement of expenses, as applicable. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VI, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
SECTION 6.12    EFFECT OF REPEAL OR MODIFICATION
Any amendment, repeal or modification of any provision contained in this Article VI shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.
SECTION 6.13    SAVINGS CLAUSE
If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then, subject to Section 6.4 of these Bylaws, the Corporation shall nevertheless indemnify each person seeking indemnification hereunder against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable provision of this Article VI that shall not have been invalidated or by any other applicable law.
SECTION 6.14    CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
ARTICLE VII

FORUM FOR CERTAIN ACTIONS
(a)    Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum (i) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware), and (ii) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For the avoidance of doubt, this Article VII shall not apply to suits brought to enforce a duty or liability created by the Exchange Act. For purposes of this Article VII, “internal corporate claims” means claims, including claims in the right of the Corporation that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.
(b)    Enforceability. If any provision of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, each portion of any sentence of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or circumstances shall not in any way be affected or impaired thereby.
ARTICLE VIII

GENERAL MATTERS
SECTION 8.1    CHECKS
From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.
SECTION 8.2    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
The Board of Directors may authorize any officer or officers, or any agent or agents, to enter into any contract or execute and deliver any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.
SECTION 8.3    STOCK CERTIFICATES
The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, including the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or an assistant secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
SECTION 8.4    LOST CERTIFICATES
Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond that the Corporation determines is sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of such new certificate or uncertificated shares.
SECTION 8.5    CONSTRUCTION; DEFINITIONS
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, (i) the singular number includes the plural and the plural number includes the singular and (ii) the term “person” includes both a corporation or other type of entity and a natural person.
SECTION 8.6    FISCAL YEAR
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

SECTION 8.7    SEAL
The Corporation may adopt and may subsequently alter the corporate seal, and it may use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced in any other manner.
SECTION 8.8    TRANSFER OF STOCK
Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation, as the Corporation may so instruct its transfer agent, if any, to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction in its books.
SECTION 8.9    REGISTERED STOCKHOLDERS
Except as otherwise required by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote in person or by proxy at any meeting of stockholders as such owner and to examine the list of stockholders required by Section 2.17 of these Bylaws, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.
SECTION 8.10    ELECTRONIC SIGNATURES, ETC.
Except as otherwise required by the Certificate of Incorporation or these Bylaws (including, without limitation, as otherwise required by Section 2.19), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
ARTICLE IX

AMENDMENTS
These Bylaws may be adopted, amended, altered or repealed by a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereon, or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation.
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The foregoing Bylaws were adopted by the Board of Directors on December 8, 2022.